UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 16, 2021
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1465 North Scottsdale Road Suite 500
Scottsdale, AZ 85257
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	LLNW	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 3.02	Unregistered Sales of Equity Securities.
The information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.
As previously disclosed, on July 28, 2021, Limelight Networks, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Moov Corporation, a California corporation (“Moov”), Mojo Merger Sub I, Inc., a California corporation and a wholly-owned subsidiary of the Company (“Merger Sub I”), Mojo Merger Sub II, LLC, a California limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub II”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the representative of the Moov securityholders.

This transaction was accomplished by the merger of Merger Sub I into Moov, with Moov surviving and becoming a wholly-owned subsidiary of the Company (the “First Merger”) and immediately following the First Merger, the merger of Moov into Merger Sub II with Merger Sub II surviving as a wholly-owned subsidiary of the Company (the "Merger").

On September 16, 2021, the Company announced the closing of the transaction (the “Closing”), whereby all outstanding shares of Moov capital stock, options to purchase Moov capital stock, warrants to purchase Moov capital stock, convertible securities and other outstanding equity interests were cancelled in exchange for aggregate consideration of approximately $55,000,000, subject to customary adjustments for transactions of this nature, resulting in the aggregate cash amount of $35,000,000 and 7,566,805 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) (the “Stock Consideration”); provided, that (a) shares of Moov capital stock held by unaccredited stockholders, and vested options to purchase Moov capital stock received cash in lieu of the Stock Consideration, (b) in-the-money unvested options to purchase Moov capital stock held by employees of the Company who remain or become employees of the Company or any of its subsidiaries following the Closing were assumed by the Company or substituted with a corresponding unvested stock option of the Company to purchase shares of Common Stock, and (c) all out-of-the money unvested options to purchase Company capital stock were cancelled for no consideration.

In addition, an incentive equity pool was established in the amount of $30,000,000 that will be granted to Company employees in accordance with the terms of the Merger Agreement.

The Company issued the shares of Common Stock described herein in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to be filed following the Closing, on Limelight’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
99.1	Limelight Networks, Inc. Press Release dated September 16, 2021 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: September 17, 2021	By:	/s/ Michael DiSanto
Michael DiSanto Chief Administrative and Legal Officer & Secretary